                                                                    EXHIBIT 5(A)

     This NOTE PURCHASE AGREEMENT (this "Agreement") is made as of March 15, 1996 by and between BRUNSWICK BIOMEDICAL CORPORATION, a Massachusetts corporation (the "Company"), and EM INDUSTRIES, INC., a New York corporation ("EMI").

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, the Company desires to purchase from the Estate of Stanley J. Sarnoff (the"Estate"), and the Estate desires to sell to the Company, the Estate's shares of capital stock (the "Shares") of Survival Technology, Inc., a Delaware corporation, pursuant to the terms and conditions of a Stock Purchase Agreement to be dated as of March 18, 1996 by and between the Company and the Estate (the "Stock Purchase Agreement"); and

     WHEREAS, the Company desires to obtain, and EMI desires to provide, financing for the Company's purchase of the Shares in exchange for the consideration and on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants contained herein and intending to be legally bound hereby, the Company and EMI hereby agree as follows:

                                  ARTICLE 1.
                     FINANCING AND CONSIDERATION THEREFOR

     1.1  Provision of Financing.  EMI hereby agrees to lend to the Company, on
          ----------------------
the date of and subject to consummation of the Closing of the Stock Purchase Agreement (as such term is defined in the Stock Purchase Agreement)("Closing"), $1,000,000 in immediately available funds by wire transfer to an account to be designated by the Company. Wire transfer instructions are attached hereto as Exhibit A.
- ---------

     1.2  Consideration for Financing.  As consideration for the financing to
          ---------------------------
be provided by EMI as set forth in Section 1.1 above, the Company will execute and deliver to EMI $1,000,000 aggregate principal amount of the Company's Subordinated Notes due 2001 (the "Notes"), such term to include any note or notes issued in substitution therefor. The Notes shall be substantially in the form set out in Exhibit B, with such changes therefrom if any, as may be
                ---------
approved by the Company and EMI. At the Closing, the Company will deliver the Notes to EMI in the form of a single note dated the date of the Closing and payable to EMI, against delivery by EMI of the purchase price therefor as described in Section 1.1.

                                  ARTICLE 2.
                     REPRESENTATIONS AND WARRANTIES OF EMI

     EMI hereby represents and warrants to the Company as follows:

     2.1  Organization and Authority.  EMI is a corporation duly organized,
          --------------------------
validly existing and in good standing under the laws of New York, with all requisite corporate power and authority to execute, deliver and perform this Agreement.

     2.2  Authorization.  All corporate or other actions on the part of EMI
          -------------
necessary to authorize the execution, delivery and performance of this Agreement have been duly taken. This Agreement has been duly executed and delivered by EMI and, assuming the due authorization, execution and delivery thereof by the Company, constitutes a valid and binding obligation of, and is enforceable against, EMI in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency and other laws of general applicability affecting creditors' rights and by general equity principles.

     2.3  Approvals and Consents.  Neither the execution, delivery or
          ----------------------
performance by EMI of, nor the consummation of the transactions contemplated by, this Agreement does nor will (with the giving of notice or passage of time or both) conflict with or result in a breach or violation of, or constitute a default under, or result in (or create in any party the right to cause) the acceleration of any performance or the modification, termination, suspension or impairment of, or result in the loss, revocation, impairment, suspension or forfeiture of any rights of EMI under (a) any contract or agreement to which EMI is a party or by which EMI is or may be bound or to which any of its assets is or may be subject; (b) the Certificate of Incorporation or bylaws of EMI, as amended to date; (c) any judgment to or by which EMI or any of its assets is or may be bound; or (d) any law, ordinance or regulation applicable to EMI. No third party consent or governmental approval is required for the execution, delivery and performance by EMI of, and the consummation of the transactions contemplated by, this Agreement.

     2.4  Legal and Governmental Proceedings and Judgment.  There is no (a)
          -----------------------------------------------
legal action, claim, proceeding, investigation or controversy pending or, to the best of EMI's knowledge, threatened against or otherwise involving EMI or any of its directors, officers, business or assets or (b) judgment, order, award or consent decree outstanding against or affecting EMI, which in either case does or might adversely affect the ability of EMI to consummate the transactions contemplated hereby.

     2.5  Acquisition of Notes for Investment.  EMI is an "Accredited Investor"
          -----------------------------------
within the meaning of Rule 501(a) under the Securities Act of 1933, as amended ("Securities Act"), and is purchasing the Notes to be delivered hereunder for its own account for investment and with no present intention of distributing or reselling such securities. There is no undertaking by the Company to register such securities under the Securities Act, and they cannot be sold unless they are subsequently registered under the Securities Act or an exemption from registration is available. EMI will not transfer any such securities or any interest therein unless, prior to any such transfer, EMI shall have furnished to the Company an opinion of counsel satisfactory to the Company to the effect that such transfer is exempted under the Securities Act. Any such assignment, pledge, hypothecation, or other transfer, or attempted assignment, pledge, hypothecation, or other transfer, made without compliance with such requirement shall as against the Company be null and void and of no legal effect. Until such time as such securities may be freely transferable without registration under the Securities Act they will bear legends stating that they have not been registered under the Securities Act and are subject to the above restrictions on transfer. EMI has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of acquiring the Notes pursuant to this Agreement, and has the financial ability to bear the economic risks of subscribing for and holding such securities for investment.

     2.6  Source of Funds.  No source of funds used by EMI to pay the purchase
          ---------------
price of the Notes includes assets of any "employee benefit plan", as such term is used in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     2.7  Finders and Brokers.  EMI has not entered into any contract,
          -------------------
arrangement or understanding with any person which will result in the obligation of the Company to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

                                  ARTICLE 3.
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to EMI as follows:

     3.1  Organization and Authority.  The Company is a corporation duly
          --------------------------
organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, with all requisite corporate power and authority to carry on its business as currently conducted and to own, lease, use and operate its properties at the places currently located and in the manner currently used or operated.

     3.2  Authorization.  The Company has all requisite corporate and other
          -------------
power and authority to execute, deliver and perform this Agreement and the Notes. All corporate or other actions on the part of the Company necessary to authorize the execution, delivery and performance of this Agreement and the Notes have been duly taken. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by EMI, and upon execution and delivery thereof by the Company, each Note will constitute a valid and binding obligation of, and is, or will be, enforceable against the Company in accordance with its terms.

     3.3  Approvals and Consents.  Neither the execution, delivery or
          ----------------------
performance by the Company of, nor the consummation of the transactions contemplated by, this Agreement does or will (with the giving of notice or passage of time or both) conflict with or result in a breach or violation of, or constitute a default under, or result in (or create in any party the right to cause) the acceleration of any performance or the modification, termination, suspension or impairment of, or result in the loss, revocation, impairment, suspension or forfeiture of any rights of the Company under (a) any contract or agreement to which the Company is a party or by which the Company is or may be bound or to which any of its assets is or may be subject; (b) the Articles of Organization or Bylaws of the Company, as amended to date; (c) any judgment to or by which the Company or any of its assets is or may be bound; or (d) any law, ordinance or regulation applicable to the Company. No third party consent or governmental approval is required for the execution, delivery and performance by the Company of, and the consummation of the transactions contemplated by, this Agreement.

     3.4  Legal and Governmental Proceedings and Judgments.  There is no (a)
          ------------------------------------------------
legal action, claim, proceeding, investigation or controversy pending or, to the best of the Company's knowledge, threatened against or otherwise involving the Company or any of its directors, officers, business or assets or (b) judgment, order, award or consent decree outstanding against or affecting the Company, which in either case does or might adversely affect the ability of the Company to consummate the transactions contemplated hereby.

     3.5  Financial Statements.  The Company has delivered to EMI a true and
          --------------------
correct copy of its annual audited consolidated financial statements for the year ended June 30, 1995. Such financial statements present fairly the consolidated financial position and results of operations of the Company and its subsidiaries at such date and for the year then ended in accordance with generally accepted accounting principles consistently applied. The Company has not suffered any material adverse change in its financial condition or results of operations since June 30, 1995 except as disclosed in or contemplated by such consolidated financial statements or in the disclosure schedule attached hereto.

     3.6  Finders and Brokers.  The Company has not entered into any contract,
          -------------------
arrangement or understanding with any person which will result in the obligation of EMI to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     3.7  INDEMNIFICATION.  THE COMPANY HEREBY AGREES TO INDEMNIFY AND HOLD EMI
          ---------------
AND ITS SUBSIDIARIES, AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS (EMI AND SUCH OTHER PARTIES BEING COLLECTIVELY REFERRED TO HEREIN AS THE "EMI INDEMNITEES") HARMLESS FROM, AND TO REIMBURSE EACH SUCH EMI INDEMNITEE FOR, ANY LOSS, DAMAGE, DEFICIENCY, CLAIM, LIABILITY, OBLIGATION, SUIT, ACTION, FEE, COST OR EXPENSE OF ANY NATURE WHATSOEVER, ARISING OUT OF, BASED UPON OR RESULTING FROM (I) ANY INACCURACY IN OR ANY BREACH OF ANY REPRESENTATION AND WARRANTY OF THE COMPANY CONTAINED IN THIS AGREEMENT OR ANY SCHEDULE, CERTIFICATE OR OTHER WRITTEN INSTRUMENT OR DOCUMENT DELIVERED BY THE COMPANY PURSUANT HERETO, OR (II) ANY BREACH OR NONFULFILLMENT OF, OR ANY FAILURE TO PERFORM, ANY OF THE COVENANTS, AGREEMENTS OR UNDERTAKINGS OF THE COMPANY CONTAINED IN OR MADE PURSUANT TO THIS AGREEMENT (ANY INDEMNIFICATION CLAIMS BY THE EMI INDEMNITEES BASED UPON THE MATTERS DESCRIBED IN THIS SECTION 3.7 SEPARATELY REFERRED TO HEREIN AS "EMI INDEMNITY CLAIMS"); PROVIDED, THAT NOTHING CONTAINED HEREIN SHALL AFFECT THE SUBORDINATION OF THE NOTE TO THE SENIOR DEBT AND THE INDEMNITY HEREUNDER SHALL BE SUBJECT TO SUCH SUBORDINATION. THE PARTIES ACKNOWLEDGE AND AGREE THAT THE INDEMNIFICATION OBLIGATIONS OF THE COMPANY UNDER THIS SECTION 3.7 SHALL INCLUDE, WITHOUT

LIMITATION, ANY LIABILITIES OR OBLIGATIONS ARISING OUT OF ANY AND ALL ACTIONS, CLAIMS, SUITS, PROCEEDINGS, DEMANDS, ASSESSMENTS, JUDGMENTS, RECOVERIES, DAMAGES, COSTS AND EXPENSES OR DEFICIENCIES INCIDENT TO THE DISPOSAL OF ANY SUCH EMI INDEMNITY CLAIM ASSERTED UNDER THIS SECTION 3.7 AND ALL INTEREST, PENALTIES, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ALL OUT-OF-POCKET EXPENSES, REASONABLE INVESTIGATION EXPENSES AND REASONABLE FEES AND DISBURSEMENTS OF ACCOUNTANTS AND COUNSEL) ARISING OUT OF OR RELATED TO ANY SUCH EMI INDEMNITY CLAIMS.

                                  ARTICLE 4.

                           MISCELLANEOUS PROVISIONS

     4.1  Applicable Law.  This Agreement and all actions contemplated hereby
          --------------
shall be construed in accordance with the laws of the State of New York, applicable to contracts made and to be performed within such jurisdiction and without taking into account any conflicts of laws rules or principles.

     4.2  Counterparts.  This Agreement may be executed simultaneously in any
          ------------
number of counterparts. Each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one Agreement.

     4.3  Notices.  All notices or other communications which are required or
          -------
permitted to be given to either party hereunder shall be in writing and deemed to have been duly given if delivered personally or sent by facsimile transmission or by express mail or registered or certified mail (postage prepaid, with return receipt requested) to the following address (or such other address as such party may designate from time to time in writing):

          If to the Company:

          Brunswick Biomedical Technologies, Inc.
          6 Thacher Lane
          Wareham, MA 02571
          Attn:  President and Chief Executive
                        Officer

          Telephone:  508-291-1830
          Facsimile:  508-295-6615

          If to EMI:

          EM Industries, Inc.
          Seven Skyline Drive
          Hawthorne, New York 10532
          Attn:  President

          Telephone:  914-592-4660
          Telecopy:   914-592-8775

     4.4  Binding Effect; Assignment.  This Agreement shall inure to the benefit
          --------------------------
of and be binding upon each of the parties hereto and their respective successors and assigns, but may not be assigned by either party without the prior written consent of the other.

     4.5  Entire Agreement.  The terms and conditions herein contained
          ----------------
constitute the entire agreement between the parties relating to the subject matter of this Agreement and shall supersede all previous communications between the parties with respect to the subject matter of this Agreement. Neither party has entered into this Agreement in reliance upon a representation, warranty or undertaking of the other party which is not set out or referred to in this Agreement.

     4.6  Amendment.  This Agreement may be varied, amended, or extended only by
          ---------
the written agreement of the parties through their duly authorized officers or representatives.

     4.7  Severability.  If any provision of this Agreement is held illegal or
          ------------
unenforceable in a judicial proceeding, such provision shall be severed from this Agreement and shall be inoperative; and the remainder of this Agreement shall remain binding on the parties hereto.

     4.8  Headings.  The descriptive headings contained in this Agreement are
          --------
inserted for convenience only and do not constitute a part of this Agreement.

     4.9  No Waiver of Rights.  No failure or delay on the part of either party
          -------------------
in the exercise of any power or right hereunder shall operate as a waiver thereof. No single or partial exercise of any right or power hereunder shall operate as a waiver of such right or power or of any other right or power. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach hereunder. All rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.

     4.10 No Third Party Rights.  This Agreement shall not be deemed or
          ---------------------
construed in any way to result in the creation of any rights or obligations in any person not a party to this Agreement.

     4.11 Expenses.  Each party hereto shall pay its own costs and expenses,
          --------
including, but not limited to, those of its attorneys and accountants, in connection with this Agreement and the transactions contemplated hereby.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed under seal by their duly authorized officers as of the date first written above.

                                    BRUNSWICK BIOMEDICAL CORPORATION


                                    By: /s/ James H. Miller
                                       -----------------------
                                            James H. Miller
                                            President


                                    EM INDUSTRIES, INC.


                                    By: /s/ Richard K. Hackett
                                       --------------------------
                                            Richard K. Hackett
                                            President

                                   EXHIBIT A


                          WIRE TRANSFER INSTRUCTIONS
                          --------------------------


                       [Omitted from this Schedule 13D]

                                   EXHIBIT B


                                 FORM OF NOTE
                                 ------------

                    [See Exhibit 5(b) to this Schedule 13D]